MASTER SERVICER CERTIFICATION


Re:	Irwin Home Equity Loan Trust 2005-1

	I, Dan Kuster, Vice President - Home Equity Lending of Irwin Union Bank and Trust Company (the "Master Servicer"), in charge of servicing, certify that:

	1.	I have reviewed the annual report on Form 10 and all
reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, for Irwin Home Equity Loan Trust 2005-1 (the "Trust");

	2.	Based on my knowledge, the information in these reports,
taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

	3.	Based on my knowledge, the distribution information and
the servicing information required to be provided to the Indenture Trustee by the Master Servicer under the Sale and Servicing Agreement is included in these reports;

	4.	I am responsible for reviewing the activities performed by
the Master Servicer under the Sale & Servicing Agreement and based upon my knowledge and the annual compliance review required under the Sale and Servicing Agreement, and except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the Sales and Servicing Agreement; and

	5.	The reports discloses all significant deficiencies
relating to the Master Service's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

	Capitalized terms used but not defined herein have the meanings ascribed to them in the Sale and Servicing Agreement, dated June 1, 2005 (the "Sale and Servicing Agreement"), among Bear Stearns Asset Backed Securities I LLC., as depositor, Irwin Union Bank and Trust Company, as seller and as the Master Servicer, and U.S. Bank National Association, as Indenture Trustee, and Wells Fargo Bank, National Association, as Custodian.

	In giving the certifications above, I have reasonably relied on information provided by the following unaffiliated third parties: U.S. Bank National Association.




Attest:					Irwin Union Bank and Trust Company,
					as Master Servicer


/s/ Suzanne Mercier			   By: /s/ Dan Kuster
Suzanne Mercier				   Dan Kuster
Assistant Secretary- Home Equity Lending   Vice-President - Home Equity Lending

					   Date:  3/23/06